UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2015, Dorman Products, Inc. (the “Company”) announced that Mathias J. Barton has been appointed to serve as the Company’s Chief Executive Officer. Mr. Barton succeeds Steven L. Berman, who has assumed the role of Executive Chairman. Mr. Barton will continue to serve as the Company’s President.

Appointment of Steven Berman as Executive Chairman

Mr. Berman, 56, became the Chairman of the Board and Chief Executive Officer of the Company on January 30, 2011. From October 24, 2007 to January 30, 2011, Mr. Berman served as President of the Company. Prior to October 24, 2007, Mr. Berman served as Executive Vice President of the Company since its inception in 1978. Mr. Berman also has served on the Company’s Board of Directors and as Secretary and Treasurer of the Company since its inception in 1978.

For information regarding related party transactions between the Company and Mr. Berman, see the section entitled “Certain Relationships and Related Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2015 (“2015 Proxy”). As disclosed in the 2015 Proxy, Mr. Berman is a controlling shareholder of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I, a Pennsylvania limited partnership, of which Mr. Berman is a limited partner and that leases the Company’s primary operating facility in Colmar, Pennsylvania to the Company. The rent for 2015 is estimated to be approximately $1.5 million.

The Company and Mr. Berman expect to amend Mr. Berman’s current employment agreement to reflect his new position. The details of the amended employment agreement have not been finally determined at this time. The Company will provide a description of such amended employment agreement in a future filing with the Securities and Exchange Commission following its execution.

Appointment of Mathias J. Barton as Chief Executive Officer

Mr. Barton, 56, joined the Company in November 1999 as Senior Vice President, Chief Financial Officer. He became co-President of the Company in February 2011 and President in August 2013. Mr. Barton also has served as a director of the Company since January 2014. Prior to joining the Company, Mr. Barton was Senior Vice President and Chief Financial Officer of Central Sprinkler Corporation, a manufacturer and distributor of automatic fire sprinklers, valves and component parts. From May 1989 to September 1998, Mr. Barton was employed by Rapidforms, Inc., a manufacturer of business forms and other products, most recently as Executive Vice President and Chief Financial Officer.

In connection with his appointment, the Company and Mr. Barton expect to enter into an employment agreement. The details of the employment agreement have not been finally determined at this time. The Company will provide a description of such employment agreement in a future filing with the Securities and Exchange Commission following its execution.

Item 7.01. Regulation FD Disclosure.

On September 24, 2015, the Company issued a press release announcing the foregoing management changes. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: September 24, 2015	By:	/s/ Mathias J. Barton
		Name:	Mathias J. Barton
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 24, 2015.